Exhibit 23.1
Consent of Independent Registered Public Accounting Firm
The Board of Directors
US Airways Group, Inc.:
We consent to the incorporation by reference in Registration Statement Nos. 333-163463, 333-129896, 333-129899, and 333-130063 on Form S-3 of US Airways Group, Inc. and subsidiaries (the Company) and to the incorporation by reference in Registration Statement Nos. 333-152033 and 333-128766 on Form S-8 of the Company of our reports dated February 22, 2011, with respect to the consolidated balance sheets of the Company as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholders’ equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of the Company.
/s/ KPMG LLP
Phoenix, Arizona
February 22, 2011

Consent of Independent Registered Public Accounting Firm
The Board of Directors
US Airways, Inc.:
We consent to the incorporation by reference in Registration Statement No. 333-163463 on Form S-3 of US Airways, Inc. and subsidiaries (US Airways) of our reports dated February 22, 2011, with respect to the consolidated balance sheets of US Airways as of December 31, 2010 and 2009, and the related consolidated statements of operations, stockholder’s equity (deficit), and cash flows for each of the years in the three-year period ended December 31, 2010, and the effectiveness of internal control over financial reporting as of December 31, 2010, which reports appear in the December 31, 2010 annual report on Form 10-K of US Airways.
/s/ KPMG LLP
Phoenix, Arizona
February 22, 2011